EXHIBIT 99.1

WASHINGTON BANKING CO. ELECTS NEW DIRECTORS

OAK HARBOR, WA – January 23, 2009 – Washington Banking Company (Nasdaq: WBCO) announced today that it elected two directors to serve on its Board of Directors. Gregg Davidson and Gragg Miller, the newly-elected directors, were also elected to serve on the board of Whidbey Island Bank, the Company’s wholly-owned subsidiary.

“We are very pleased to have Gregg and Gragg joining our Board,” stated Tony Pickering, Chairman of the Board for Washington Banking Company. “Both gentlemen are ‘homegrown’ and extremely involved in their communities. They possess broad business experience and I am certain they will be good stewards for our shareholders’ interests.” Pickering advised that Davidson was appointed to the Company’s Audit and Compensation Committees, while Miller was appointed to the Audit Committee and Corporate Governance Committee.

Davidson, a resident of Mount Vernon, WA, is the CEO of Skagit Valley Hospital. He holds a Bachelor’s Degree from the University of Washington and a Master’s of Science in Health Care Administration from Trinity University in San Antonio, Texas. He is a Fellow in the American College of Healthcare Executives and a board certified health care executive.

Miller resides in Bellingham, WA and is the President of Coldwell Banker Miller-Arnason, a position he has held since 1978. Miller holds a Bachelor’s Degree from the University of Washington. He has attended numerous professional institutes in the real estate field and was honored with the Lifetime Achievement Award from the Whatcom County Board of Realtors in 2006.

Washington Banking Company will release results of its 2008 fourth quarter and year end next week. In a separate release today, the company announced a cash dividend of $0.065 payable on February 19, to shareholders of record as of February 3, 2009.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to: adverse developments in the capital markets; legislative or regulatory requirements affecting financial institutions; restructuring of the regulation of the financial services industry; changes in the interest rate environment; adverse changes in regional and national economic conditions and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for quarters ended March 31, 2008 and September 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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NOTE: Transmitted on GlobeNewswire at 3:30 a.m. PST on January 23, 2009.